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                                                                   Exhibit 10(p)





                                 PROMISSORY NOTE



$ 2,763,059.30                                            Stamford, Connecticut
                                                          February 1, 2000


FOR VALUE RECEIVED, the undersigned William Tweed with an address at P.O. Box 262, Lance Aux Epines, St. Georges, Grenada, W.I. (the "Maker") hereby irrevocably and unconditionally promises to pay to the order of Warrantech Corporation (the "Holder") located at 300 Atlantic Street, Stamford, Connecticut 06901, the principal amount of Two Million Seven Hundred Sixty-Three Thousand Fifty-Nine Dollars and Thirty Cents ($2,763,059.30), together with interest on the unpaid principal balance outstanding hereunder at the rate of six and two-tenths percent (6.2 %) per annum, calculated on the basis of a 360-day year and actual days elapsed.

This Note (i) replaces the original Promissory Note (the "Original Note") effective as of July 6, 1998 in the amount of Two Million Five Hundred Twenty-Two Thousand Nine Hundred Fifty-Seven Dollars and Eighty-One Cents ($2,522,957.81), made by the Maker and payable to the order of the Holder and
(ii) is the Promissory Note referred to in the Pledge Agreement made as of February 1, 2000 between the Maker, as pledgor, and the Holder, as the secured party (the "Pledge Agreement").

Accrued interest shall be payable in arrears on January 31, 2003, January 31, 2004, and January 31, 2005. The unpaid principal balance of Two Million Seven Hundred Sixty-Three Thousand Fifty-Nine Dollars and Thirty Cents ($2,763,059.30) shall be due and payable in full on January 31, 2005.

This Note is secured by Nine Hundred Thirty-Eight Thousand Seven Hundred Seventy-Five (938,775) shares of common stock of Holder issued to Maker, represented by stock certificate(s) which are identified in, and evidenced by, the Pledge Agreement.

In the event (i) the Maker fails to make any payment hereunder within ten (10) days of the date such payment is due; or (ii) the Maker is unable or admits in writing an inability to pay its debts generally as they become due, or files or has filed against it a petition in bankruptcy or for an arrangement or a reorganization, or makes a general assignment for the benefit of creditors, or has a receiver or trustee appointed for it; or (iii) there is an "Event of Default" (as defined in the Pledge Agreement) by the Maker under the Pledge Agreement; or (iv) if the Pledge Agreement at any time or for any reason ceases to create a valid and perfected security interest and pledge or ceases to be in full force or is declared void; or (v) Maker dies and all amounts due hereunder have not been

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paid within ninety (90) days after such death, then in any such event, Holder may without demand or any other act of Holder, take any or all of the following actions: (x) declare the principal of and any accrued interest and other amounts in respect of this Note to be due and payable; (y) proceed to enforce or cause to be enforced any remedies provided under this Note or the Pledge Agreement; and/or (z) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note, the Pledge Agreement or in aid of the exercise of any power granted in this Note or the Pledge Agreement.

Presentment and other demand for payment (other than any written demand expressly provided in this Note), notice of dishonor and protest are hereby waived by the Maker. The Maker agrees to reimburse the Holder for all reasonable fees and expenses (including reasonable attorneys fees and court costs) incurred in connection with the collection of the indebtedness represented by this Note.

Interest on any late payment of principal or interest or on any other amount under this Note which is past due shall be payable at a rate which is six percent (6.0 %) in excess of the rate otherwise payable on the principal of this Note. For purposes of this Note a "Business Day" shall mean any day, other than Saturdays, Sundays or other days on which commercial banks are authorized or required by law to be closed in Stamford, Connecticut. If any payment of the principal or any other payment due hereunder becomes due on a day other than a Business Day such payment shall be made on the next succeeding Business Day. All payments hereunder shall be payable in free and immediately available funds in United States Dollars.

All agreements between the Maker and the Holder are hereby expressly limited so that in no event will the rate of interest charged or agreed to be charged to the Maker for the use, forbearance, loaning or detention of such indebtedness exceed the maximum permissible interest rate under applicable law (the "Maximum Rate"). If for any reason, the interest rate applied exceeds the Maximum Rate, then the interest rate will automatically be reduced to the Maximum Rate. If the Holder receives interest at a rate exceeding the Maximum Rate, the amount of interest received in excess of the maximum amount receivable will be applied to the reduction of the principal balance of the outstanding obligation for which the amount was paid and not to the payment of interest thereunder.

The principal balance hereunder may be prepaid without premium or penalty.

No delay on the part of the Holder in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right, nor will the Holder hereof be liable for exercising or failing to exercise any such right. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Holder hereof may or would otherwise have. This Note may not be assigned by the Maker.

This Note shall be with recourse and governed by, and construed in accordance with, the laws of

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the State of Connecticut without regard to the principles of conflict of laws.
The Maker irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in Hartford, Connecticut in any action arising in connection with this Note.

IN WITNESS WHEREOF, the Maker has executed this Note effective as of February 1, 2000.



/s/ William Tweed
-------------------
William Tweed



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                                PLEDGE AGREEMENT

         Pledge Agreement (the "Pledge Agreement") made as of February 1, 2000 by William Tweed, an individual residing at Lance Aux Epines, P.O. Box 262, St. Georges, Grenada, W.I. (the "Pledgor") and in favor of Warrantech Corporation, a Delaware corporation with its principal place of business at 300 Atlantic Street, Stamford, Connecticut 06901 (the "Secured Party").

         A. The Pledgor has a promissory note of even date herewith (the "Note") payable to the order of the Secured Party in the original principal amount of Two Million Seven Hundred Sixty-Three Thousand Fifty-Nine Dollars and Thirty Cents ($2,763,059.30) .

         B. To secure payment of the Note, the Secured Party requires that the Pledgor grant the Secured Party a security interest in Nine Hundred Sixty Three Thousand Seven Hundred Seventy-Five (963,775) shares (the "Shares") of the Common Stock of the Secured Party held by the Pledgor represented by certificate numbers W15892 and W15871 in accordance with the Pledge Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor and the Secured Party hereby agree as follows:

         1.       TERMS OF THE PLEDGE.

                  (a) The Pledge. Pledgor does hereby pledge and grant to the Secured Party a first priority perfected security interest in all of the following described property (the "Collateral"):

                     (1) The Shares; and

                     (2) All of Pledgor's rights and privileges with respect to the Shares, and all dividends and other payments and distributions (including stock dividends, liquidating dividends, shares of stock or securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations and all other distributions on or with respect to any Collateral) with respect thereto and all proceeds, income and profits of any of the foregoing.

                  (b) Delivery of Collateral. The Secured Party hereby acknowledges receipt of the certificates evidencing the Collateral together with a stock power therefor duly endorsed in blank. Pledgor agrees to deliver promptly to the Secured Party, in the exact form received, all securities and other property which come into the possession, custody or control of Pledgor which would be included within the definition of Collateral in Section 1(a) above.

                  (c) Actions Prior to an Event of Default. Until the occurrence of an Event of Default (as defined in Section 3(a) below) the Pledgor will have the sole right (i) to vote the securities constituting the Collateral and to give consents, waivers and ratifications in respect

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thereof, provided that no vote shall be cast, or consent, waiver or ratification given or action taken that would violate or not comply with any of the terms and provisions of this Pledge Agreement; and (ii) to receive any and all cash dividends declared and paid on the securities constituting the Collateral that are not otherwise in violation of any of the terms and provisions of this Pledge Agreement.

                  (d) Termination of Security Interest and Return of Collateral. Upon such date as the entire principal sum and all accrued interest on the Note shall have been paid in full, (i) all of the Collateral shall automatically, and without any further action of the parties hereto, be released from the security interest of the Secured Party created by this Pledge Agreement and (ii) the Secured Party shall deliver the certificate or certificates representing the Collateral to the Pledgor.

         2.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR.

                  (a) Power and Authority to Pledge. Pledgor has full power and authority to execute and deliver this Pledge Agreement and to perform his obligations hereunder.

                  (b) Enforceability. This Pledge Agreement is the valid and binding obligation of Pledgor, enforceable against Pledgor according to its terms, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting creditors' rights and remedies and the judicial limitations on the right to specific performance. Upon delivery of the Shares to the Secured Party, this Pledge Agreement shall create a valid first priority lien upon, and perfected security interest in, the Shares.

                  (c) Title to Collateral. Pledgor warrants and represents to the Secured Party that it is the sole legal and beneficial owner of, and holds good title to, the Collateral free and clear of any hypothecations, liens, encumbrances, mortgages, security interests and restrictions on transfer and assignment thereof, except for the security interest created by this Pledge Agreement and as required by federal and state securities laws.

                  (d) Preservation of Rights on Collateral. Pledgor will take any action necessary to preserve redemption, conversion, warrant, preemptive or other rights (and be aware of the dates limiting the exercise of such rights) concerning the Collateral.

                  (e) Maintenance of Security Interest. The Pledgor will do and enact all things deemed necessary or appropriate by the Secured Party from time to time to establish, determine priority of, perfect, continue perfection, terminate and enforce the Secured Party's interest in the Collateral and the Secured Party's rights under this Pledge Agreement.

         3.       EVENTS OF DEFAULT AND REMEDIES.

                  (a) Events of Default. The occurrence of one or more of the following shall constitute an "Event of Default" hereunder unless cured within ten (10) days of notice by Secured Party to Pledgor of such occurrence:

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                     (1) The Pledgor defaults in the performance or observance
of any of the terms or covenants in this Pledge Agreement;

                     (2) Any representation or warranty made by the Pledgor in this Pledge Agreement is untrue at any time in any respect;

                     (3) The Pledgor defaults in the payment of any amounts due under the Note; or

                     (4) The Pledgor shall become bankrupt or insolvent, or admit in writing his inability to pay debts as they mature, or make an assignment for the benefit of creditors; the Pledgor shall apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of his or its property; such receiver, trustee or similar officer shall be appointed without the application or consent of the Pledgor, as the case may be; the Pledgor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, adjustment of debt or similar proceeding under the laws of any jurisdiction; any such proceeding shall be instituted (by petition, application or otherwise) against the Pledgor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Pledgor.

                  (b) Secured Party's Right to Sell Collateral. Upon the occurrence of an Event of Default, the Collateral shall be forfeited by the Pledgor to the Secured Party unless the Secured Party, in its sole discretion, permits the Pledgor to continue to make payments under the Note and to retain his rights and interest in the Collateral under the Agreement. The Secured Party shall be entitled to sell the Collateral upon thirty (30) days' written notice to Pledgor, at a private sale as permitted by law. Thereafter the Collateral shall be held by the Secured Party for its own account and the Secured Party may cause the Collateral to be registered in its name and may vote the Collateral (whether or not transferred or registered in the name of the Secured Party) and give all consents, waivers and ratifications in respect thereof, and may receive all dividends, interest and any other distributions, payments, proceeds and all other benefits thereon. The Secured Party may limit sales to purchasers who are acquiring for investment and not with any view to distribution and may condition any sale or sales upon restriction against future transfers to the extent that the Secured Party as it may be advised by counsel as necessary to protect the Secured Party from any liability under the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, and any like or similar laws now or hereafter in effect in any jurisdiction.

                  (c) Rights Cumulative. The exercise of any and all rights and remedies available to Secured Party under this Pledge Agreement or by law or in equity shall be exercised by Secured Party in its sole discretion and shall not relieve Pledgor of any of its obligations hereunder or under the Note. All rights and remedies of the Secured Party hereunder are in addition to rights and remedies afforded the Secured Party under the Note, any other document or under law or in equity. All remedies are cumulative and may be exercised by the Secured Party concurrently or consecutively. No failure or omission of the Secured Party to exercise any such right or remedy shall constitute a waiver thereof.

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         4. TERMINATION. Upon timely payment in full of the obligations under the Note, this Pledge shall terminate and be of no further force and effect, and the Secured Party shall thereupon promptly return to the Pledgor such of the Collateral and such other documents delivered by the Pledgor as may then be in the Secured Party's possession.

         5. MISCELLANEOUS.

                  (a) Agreement Binding. This Pledge Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Pledgor and the Secured Party.

                  (b) Taxes. The Pledgor will promptly pay, when due, all taxes and other governmental charges levied or assessed upon or against the Collateral.

                  (c) Severability. In the event that one or more provisions of this Pledge Agreement should be declared to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions herein shall not in any way be affected or impaired thereby.

                  (d) Survival of Representations. All representations and warranties made herein are, and shall continue to be, true and correct in all material respects until the Note is paid in full.

                  (e) Notices. All notices and other communications required or permitted to be given hereunder shall be given and become effective when deposited in the U.S. Mail postage prepaid, return receipt requested addressed to the parties at the addresses first above written, or such other address as the parties may designate from time to time pursuant to this Section 5(e).

                  (f) Governing Law. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut without regard to the principles of conflict of laws. The parties irrevocably submit to the non-exclusive jurisdiction of any state or federal court located in Connecticut in any action arising in connection with this Pledge Agreement.

                  (g) Nature of Obligations. The obligations of the Pledgor under this Pledge Agreement and the Note shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated, lessened or otherwise affected by, any circumstance or occurrence whatsoever, whether or not the Pledgor shall have notice or knowledge, including, without limitation, (i) any renewal, extension, substitution, amendment or modification of or addition or supplement to or deletion from the Note, this Pledge Agreement or an assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Note, this Pledge Agreement, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Note or this Pledge Agreement; (iii) any furnishing of any additional collateral or security to the Secured Party or its assignee or any acceptance thereof or any release of any collateral or security in whole or in part by the Secured Party or its assignee under this Pledge Agreement or otherwise; (iv) any limitation on any party's liability or obligations under the Note or under this Pledge Agreement or

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any invalidity or unenforceability, in whole or in part, or any such instrument or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor, or any action taken with respect to this Pledge Agreement or the Note by any trustee or receiver, or by any court, in any such proceeding. In the event of any inconsistency between the terms of the Note and the terms of this Pledge Agreement, the terms of this Pledge Agreement shall govern.

                  (h) Assignment. Pledgor may not assign, delegate, or otherwise transfer any of its rights, interests or obligations hereunder without the prior written consent of Secured Party, in its sole discretion.

                  (i) Filing; Further Assurances. Pledgor agrees that it will, at its expense and in such manner and form as Secured Party may require, execute, deliver, file and record any financing statement, specific assignment or other document, instrument or paper and take any other action that may be necessary or desirable, or that Secured Party may request, in order to create, preserve, perfect or validate its security interest or to enable Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file in the name of Pledgor or otherwise, financing statements or other equivalent documents (which may be carbon, photographic, photostatic or other reproductions of this Pledge Agreement or of a financing statement relating to this Pledge Agreement) which Secured Party in its sole discretion may deem necessary or appropriate to further perfect the Secured Party's security interests hereunder.

         IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the day and year first above written.

                                                Pledgor:

                                                /s/ William Tweed
                                                    -------------------------
                                                William Tweed

                                                Secured Party:

                                                Warrantech Corporation

                                                By:  /s/ Richard Gavino
                                                    -------------------------
                                                Name: Richard Gavino
                                                Title: Chief Financial Officer